Exhibit 99.1

FDA Issues Complete Response Letter for SequestOx™ New Drug Application

NORTHVALE, N.J. – July 15, 2016 – Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) (OTCBB: ELTP) today announced that the U.S. Food and Drug Administration (the “FDA”) has issued a Complete Response Letter (the “CRL”) regarding the New Drug Application (the “NDA”) for SequestOx™ (oxycodone hydrochloride and naltrexone hydrochloride), Elite’s investigational abuse-deterrent opioid candidate for the management of moderate to severe acute pain where the use of an opioid analgesic is appropriate.

The FDA issues CRLs to indicate that the Agency considers the review cycle for an application is complete and whether the application is ready for approval in its present form. CRLs often include guidance that describes deficiencies that the FDA has identified in the application. When possible, the FDA recommends actions that the applicant may take to place the application in condition for approval. The CRL determined that the NDA was not ready for approval in its present form.

“We are evaluating the CRL received and hope to meet as soon as possible with the FDA to discuss how to address their concerns. We will work closely with the FDA to determine the appropriate next steps and path forward for the NDA,” said Nasrat Hakim, President and CEO of Elite.

After the Company has met with the FDA and the Agency is able to provide greater clarity to the issues raised in the CRL, Elite will host a conference call to discuss the pathway forward for SequestOx™.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse-deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic and OTC products which have been licensed to TAGI Pharma, Epic Pharma and Valeant Pharmaceuticals International. Elite currently has eight commercial products being sold, additional approved products pending manufacturing site transfer and the NDA for SequestOx™, for which it just received the CRL from the FDA. Elite’s lead pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite also provides contract manufacturing for Ascend Laboratories (a subsidiary of Alkem Laboratories Ltd.). Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. Learn more at www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, Elite’s ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of SequestOx™ by the FDA, the steps Elite may take as a result of the CRL, the results of an End of Review Meeting and what actions the FDA may require of Elite in order to obtain approval of the NDA. These forward-looking statements are not guarantees of future action or performance. These risks and other factors, including, without limitation, Elite’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, intellectual property protections and defenses, and the Elite’s ability to operate as a going concern, are discussed in Elite’s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations

518-398-6222

Dianne@elitepharma.com